SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 20, 1996


                           CABLE & CO. WORLDWIDE, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                    0-207693                      22-3341195
(State or other jurisdiction of   (Commission File Number)       (IRS Employer
incorporation or organization)                               Identification No.)

                   724 Fifth Avenue, New York, New York 10019
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 489-9686


                                       n/a
          (Former name or former address, if changed since last report)




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Item 9.  Sales of Equity Securities Pursuant to Regulation S.


      Pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"), on November 20, 1996, Cable & Co. Worldwide, Inc. (the "Company") sold 3,653 shares of Series B convertible preferred stock (the "Preferred Stock") at an aggregate purchase price of $2,739,750 with a face amount of $3,653,000 to 6 "accredited investors" as that term is defined under Regulation D promulgated under the Act. The placement agent for the private placement was J.P. Carey
Enterprises, Inc. The face amount of the shares of Preferred Stock is convertible into shares of common stock of the Company, $.01 par value (the "Common Stock") commencing on January 4, 1997, at a conversion price equal to the lesser of $2.50 per share or the average closing bid price for the five trading days immediately preceding the notice of conversion. In addition, warrants to purchase up to 200,000 shares of Common Stock at an exercise price of $3.00 per share were granted to Holden Holdings, Ltd.
in connection with the private placement.











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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 1996



                                       CABLE & CO. WORLDWIDE, INC.
                                              (Registrant)



                                       By: /s/ Alan Kandall
                                               Alan Kandall
                                               Executive Vice President




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